Exhibit A

Agreement Regarding the Joint Filing of Schedule 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: October 28, 2015

KARPREILLY GP, LLC

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Authorized Signatory

KARPREILLY INVESTMENTS, LLC

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Authorized Signatory

KARPREILLY HB CO-INVEST, LLC
By: KarpReilly GP, LLC its managing member

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Authorized Signatory

HABIT RESTAURANT CO-INVEST, LLC
By: KarpReilly GP, LLC its managing member

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Authorized Signatory

HABIT RESTAURANT HOLDINGS 45, INC.

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Managing Member

HABIT RESTAURANT HOLDINGS 25, INC.

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Managing Member

HABIT RESTAURANT HOLDINGS 15, INC.

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Managing Member

HABIT RESTAURANT HOLDINGS 10, INC.

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Managing Member

HABIT RESTAURANT HOLDING 5, INC.

By:	/s/ Christopher Reilly
	Name:	Christopher Reilly
	Title:	Managing Member